UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of The Securities

Exchange Act of 1934 (Amendment No.   )

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Definitive Proxy Statement

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Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

FLORIDA PUBLIC UTILITIES COMPANY

(Name of Registrant as Specified In Its Charter)

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FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2008

April 4, 2008

To the Common Shareholders of

FLORIDA PUBLIC UTILITIES COMPANY:

Notice is hereby given that the Annual Meeting of Shareholders of Florida Public Utilities Company will be held at our corporate headquarters, 401 South Dixie Highway, West Palm Beach, Florida 33401, on Tuesday, May 13, 2008, at 11:00 A.M., local time, for the following purposes:

1.

Election of two directors to serve for a term expiring in 2011;

2.

To approve an amendment to the Company’s Employee Stock Purchase Plan to increase the number of shares of common stock available under this plan by 125,000 shares;

3.

To ratify the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2008; and

4.

To transact such other business as may properly come before the meeting and all adjournments thereof.

Further information regarding the business to be transacted at the meeting is described in the accompanying Proxy Statement.

Only the holders of record of common stock at the close of business on March 21, 2008 will be entitled to notice of and to vote at the meeting or any adjournment or postponement thereof. Whether or not you plan to attend the meeting, you are respectfully requested to read the accompanying Proxy Statement and then date, sign and return the enclosed proxy.   A list of shareholders entitled to vote at the annual meeting will be available for examination by any shareholder at our corporate headquarters for the ten days prior to the annual meeting and at the meeting.

             By order of the Board of Directors,

            George Bachman

            Secretary

FLORIDA PUBLIC UTILITIES COMPANY

401 SOUTH DIXIE HIGHWAY

WEST PALM BEACH, FLORIDA 33401

PROXY STATEMENT

FOR

ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 13, 2008

---------------------

The accompanying proxy is solicited on behalf of the Board of Directors of Florida Public Utilities Company (the "Company") for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, May 13, 2008, and at any adjournment or postponement thereof.  A shareholder who gives a proxy retains the right to revoke it any time before it is voted.  A shareholder may revoke a proxy by sending in another signed proxy with a later date, notifying our Secretary in writing of revocation of the proxy or voting in person at the meeting.  A proxy when given and not so revoked will be voted.  This proxy statement and the accompanying proxy are being mailed to shareholders commencing on or about April 4, 2008.

The cost of soliciting proxies is to be borne by the Company.  The Company will, upon request, pay brokers and other persons holding stock in their names or in the names of nominees, their expenses for sending proxy material to principals and obtaining their proxies. In addition to the solicitation of proxies by mail, proxies may be solicited by personal interview, telephone or facsimile by certain of the Company's employees without additional compensation.

IMPORTANT INFORMATION ABOUT PROXY MATERIAL AVAILABILITY

A copy of our proxy materials, including this proxy statement and our annual report to shareholders, can be found on our website at www.FPUC.com.

STOCK OUTSTANDING AND VOTING RIGHTS

As of March 21, 2008, the record date for the determination of shareholders entitled to vote at the meeting, the Company had outstanding 6,187,175 shares of common stock, $1.50 par value per share, the only class of stock of the Company outstanding and entitled to vote at the meeting. The holders of common stock are entitled to one vote for each share registered in their names on the record date with respect to all matters to be acted upon at the meeting.  Only shareholders of record at the close of business on March 21, 2008, the record date, will be entitled to vote at the Annual Meeting or any adjournment or postponement thereof.  Assuming a quorum is present, either in person or by proxy, a plurality of the votes cast is required for election of the director nominees and a majority of the shares present in person or by proxy at the meeting is required for approval of the amendment of the Employee Stock Purchase Plan to increase the number of shares available under the Plan and for approval of the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accounting firm for 2008.  Any shares of common stock that are not voted at the Annual Meeting, whether by abstention, broker non-vote or otherwise, will have no effect on the election of the directors.  Shares present at the meeting but not voted by abstention, broker non-vote or otherwise with respect to either of the other proposals will effectively be votes against such proposal.  A broker non-vote occurs when a broker returns a proxy card but does not vote on one or more matters because the broker does not have authority to do so.

BUSINESS OF THE MEETING

Proposal 1:

Election of Directors

To be elected for term ending in 2011

The Board of Directors currently consists of six members organized into three classes, with each director elected to serve for a three-year term.  There are presently two directors in Class I (term expiring in 2008), two directors in Class II (term expiring at the 2009 annual meeting) and two directors in Class III (term expiring at the 2010 annual meeting).

Two Class I directors will be elected at our 2008 annual meeting to serve for a three-year term expiring at our annual meeting in the year 2011.  The Nominating and Corporate Governance Committee has nominated Mr. Paul L. Maddock, Jr. and Mr. Dennis S. Hudson III for re-election at the meeting.    Messrs. Maddock and Hudson are currently serving as Class I directors, Mr. Maddock having previously been elected at the 2005 annual meeting and Mr. Hudson having been elected by the Board of Directors in August 2005 to fill the vacancy created by the expansion of the Board of Directors from five members to six members.  Messrs. Maddock and Hudson have consented to serve for a new term.  If Mr. Maddock and Mr. Hudson are elected as directors, they will continue in office until their successors have been elected and qualified or their earlier resignation or removal.

Shareholders may vote for not more than two director nominees.  The shares represented by proxies which are executed and returned will be voted at the Annual Meeting for the election of Mr. Maddock and Mr. Hudson as directors, unless authority to vote for one or both nominees is expressly withheld.  If you sign and return the proxy card without giving any direction, the persons named in the proxy card will vote the proxy representing your shares “FOR” the election of Mr. Maddock and Mr. Hudson.

Should a nominee become unavailable to serve for any reason (which is not anticipated), the proxies (except for those marked to the contrary) will be voted for such other person as may be selected by the Board of Directors of the Company.

INFORMATION ABOUT NOMINEES AND CONTINUING DIRECTORS

The following sets out certain information about the nominees for election and the continuing directors of the Company:

Age	First Became a Director

CLASS I DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2011

Paul L. Maddock, Jr. (1)(2)

  President of The Maddock Companies, a real estate holding &

  investment firm, since 1986

  Palm Beach, Florida

  Also serves on board of PRB Energy, Inc., Denver, Colorado and Lydian Bank & Trust, Palm Beach, Florida

Dennis S. Hudson III (1)

  Chairman, since 2005 and Chief Executive Officer, since 1998 of

  Seacoast Banking Corp. of Florida,

  a publicly traded bank  holding company formed in 1983

  Stuart, Florida

CLASS II DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2009

Ellen Terry Benoit (3)

  Investor

  Palm Beach, Florida

John T. English

  Chairman of the Board since 2006

  President and Chief Executive Officer of the Company since 1998;

  President since 1997

CLASS III DIRECTORS

TO CONTINUE IN OFFICE UNTIL 2010

Richard C. Hitchins (1)(2)

  President of R.C. Hitchins & Co., P.A., a CPA firm, since 1983

  President of R.C. Hitchins Financial Services, Inc., a full-service financial planning and investment firm, since 1996

  West Palm Beach, Florida

Troy W. Maschmeyer, Jr. (2)(3)

  President and Chief Executive Officer of Maschmeyer Concrete Co.

  a concrete and steel provider, since 1985

  Lake Park, Florida

(1)

Member of Audit Committee

(2)

Member of Compensation Committee

(3)

Member of Nominating and Corporate Governance Committee

58 52 56 64 62 52	1998 2005 2001 1994 1995 2005

The Board of Directors recommends a vote “FOR”

the election of Mr. Maddock and Mr. Hudson as directors.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Company’s Board of Directors currently consists of six directors, five of whom are independent under applicable American Stock Exchange Rules.  The Board of Directors has affirmatively determined that, in its judgment, each director other than Mr. English meets all applicable independence standards established by the American Stock Exchange.  Specifically, the Board considered Ms. Benoit’s beneficial ownership of our common stock and concluded that, consistent with American Stock Exchange rules and commentary, stock ownership should not be a bar to a determination of independence.

There are no special arrangements or understandings between any director and any other person pursuant to which any director was elected or is serving.  There are no family relationships between or among any of our directors and executive officers.

During 2007 the Board of Directors met five times.  The Board has a standing Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.  All of the directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served during 2007.  Board members are encouraged, but not required, to attend the annual shareholders meeting.  Four of the members of the Board attended the 2007 annual shareholders meeting.

Corporate Governance and Communications with Shareholders

Our Board of Directors has adopted and maintains corporate governance guidelines.  The Board also has adopted a code of ethics that applies to all of our employees and our directors.  The code of ethics is posted on our website at www.FPUC.com.  The Company intends to disclose future amendments to the code of ethics, as well as any waivers thereof, on the Company’s website to the extent permissible by the rules of the Securities and Exchange Commission and the American Stock Exchange.  Copies of the corporate governance guidelines and the code of ethics are available in print at no charge to any shareholder who requests them by writing to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

Consistent with our corporate governance guidelines, interested parties, including shareholders, wishing to make their concerns known to the Board of Directors may communicate directly with the non-management members of the Board of Directors by sending written correspondence by mail to Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  Any written correspondence intended only for the non-management directors should be clearly marked as such.

Audit Committee

The Audit Committee operates under a written charter adopted by the Board of Directors.  The functions of the Audit Committee are:  (1) to be responsible for the selection, retention and termination of the Company's independent registered public accounting firm; (2) to approve in advance the types of professional services for which the Company would retain the independent registered public accounting firm and consider whether any such service would impair their independence; (3) to review the overall scope of the annual audit and the quarterly reviews, the financial statements and audit results and the independent registered public accounting firm’s constructive service comments to management;  (4)  to meet as needed with the internal audit firm and review the audit work performed and their recommendations; and (5) to provide any additional function it deems necessary in connection with the internal accounting and financial reporting practices of the Company.  Our Audit Committee is also responsible for approving any related party transactions.  Richard C. Hitchins, Chairman of the Audit Committee, is the Audit Committee’s “financial expert,” as that term is defined in applicable SEC rules.   Other members of the Committee in 2007 were Paul L. Maddock, Jr. and Dennis S. Hudson III.  During 2007, the Audit Committee met four times.

Compensation Committee

The functions of the Compensation Committee are: (1) to develop an executive compensation policy and make recommendations with regard to Board of Director compensation; (2) to review and recommend to the Board of Directors adjustments to the salaries of executive officers and the annual adjustment to the compensation of all employees; and (3) to perform such related duties as may be requested by the Board.   The Committee operates under a written charter.  During 2007, the Compensation Committee met four times.  The Committee was chaired by Paul L. Maddock, Jr.  Other members of the Committee were Richard C. Hitchins and Troy W. Maschmeyer, Jr.

Nominating and Corporate Governance Committee

The Company has a Nominating and Corporate Governance Committee which has a written charter.  The functions of the Nominating and Corporate Governance Committee are to ensure an effective process for overseeing corporate governance matters and to recommend nominees for the Board of Directors.  The Committee determines the particular characteristics needed in a Board nominee based on the needs of the Board at a particular point in time.  As needed, the Committee will seek to identify and recruit the best available candidates.  The following characteristics are minimum qualifications for service on the Board of Directors:  demonstrated ability to exercise sound business judgment, strong personal and professional reputation and relevant business or professional experience.

In addition to considering nominees recommended by current Board members and management, the Nominating and Corporate Governance Committee will consider director nominees suggested by shareholders.  If a shareholder would like to suggest a person for consideration by the Committee, the shareholder must submit the following information to the Company’s Secretary, 401 South Dixie Highway, West Palm Beach, FL 33401:  shareholder’s name, number of shares owned, length of period held and proof of ownership; name, age and address of nominee; nominee’s detailed resume; description of any arrangements or understandings between the shareholder and the nominee; and a signed statement from the candidate confirming his or her willingness to serve on the Board of Directors.  Shareholders may submit potential director nominees at any time pursuant to these procedures.  The Committee will consider such candidates in connection with annual elections of directors, filling director vacancies, if any, and at other times deemed appropriate by the Committee.  If a shareholder seeks to nominate a candidate for director for election at the 2009 annual meeting of shareholders, the shareholder must follow the procedures described under “Shareholder Proposals for 2009 Annual Meeting,” below.   The Nominating and Corporate Governance Committee was chaired by Ellen Terry Benoit in 2007.  Troy W. Maschmeyer, Jr. also served on the Committee in 2007.  During 2007, the Nominating and Corporate Governance Committee met once.

The Audit Committee, Compensation Committee and the Nominating and Corporate Governance Committee charters are available on our website, www.FPUC.com, under the caption “Investor Information.”  A copy of any of these charters is also available in print at no charge to any shareholder who requests the charter by writing to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

2007 Director Compensation

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Total ($)
Richard C Hitchins	24,000	8,001*(1)	32,001
Paul L Maddock, Jr.	20,500	8,001*(2)	28,501
Ellen T Benoit	13,000	8,001*(3)	21,001
Troy W Maschmeyer, Jr.	15,000	8,001*(4)	23,001
Dennis S Hudson III	16,000	8,001*(5)	24,001

* Represents the value of 630 shares issued at $12.70 per share on May 8, 2007 and is the full value of the shares received.

(1)  At December 31, 2007, Richard C. Hitchins held an aggregate 4,121 shares of common stock awards.

(2)  At December 31, 2007, Paul L. Maddock, Jr. held an aggregate 3,821 shares of common stock awards.

(3)  At December 31, 2007, Ellen T Benoit held an aggregate 3,000 shares of common stock awards.

(4)  At December 31, 2007, Troy W Maschmeyer, Jr. held an aggregate 1,228 shares of common stock awards.

(5)  At December 31, 2007, Dennis S Hudson III held an aggregate 1,228 shares of common stock awards.

In 2007, each director who was not also an employee of the Company received an annual retainer of $16,000. In addition, the director who served as the Chairman of the Nominating and Corporate Governance Committee was paid an annual retainer of $1,000, the Chairman of the Compensation Committee was paid an annual retainer of $1,500 and the Chairman of the Audit Committee was paid an annual retainer of $3,000.  Directors were also paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company received no additional compensation for attending board meetings.

In 2008, each director who is not also an employee of the Company will receive an annual retainer of $17,000.  The Chairman of the Audit Committee will be paid an additional annual retainer of $3,000 and the additional annual retainers for the Chairmen of the Compensation Committee and the Nominating and Corporate Governance Committee of $1,500 and $1,000, respectively, remain unchanged.  Directors will also be paid $1,000 for attendance at each meeting of the Board of Directors of the Company or Flo-Gas Corporation, our wholly owned subsidiary ($1,000 total for both meetings if held on the same day) and per meeting fees of $1,000 for participation in each committee meeting plus reasonable expenses.  The director who is an employee of the Company will receive no additional compensation for attending board meetings.

On March 18, 2005, at the recommendation of the Compensation Committee, the Board of Directors approved the Non-Employee Director Compensation Plan, subject to approval of the Company’s shareholders.  Shareholder approval was obtained on May 10, 2005.  Pursuant to the Plan, the Company pays to each non-employee director a portion of the annual retainer fee in shares of the Company’s common stock at the discretion of the Board of Directors.  There are currently five non-employee directors eligible to participate in the Plan.  The maximum number of shares of common stock authorized for issuance under the Plan is 25,000.  In 2007, 3,150 shares of common stock were issued to directors under the Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of the Company's directors and executive officers, and any beneficial owner of more than 10% of the Company's common stock, to file with the Securities and Exchange Commission initial reports of   beneficial ownership of the Company's common stock and reports of changes in such beneficial ownership.  Such persons are also required by SEC regulations to furnish the Company with copies of such reports.  To the Company's knowledge, based solely on its review of the copies of such reports furnished to the Company during the fiscal year ending December 31, 2007, no director, executive officer or 10% beneficial owner failed to file on a timely basis the reports required by Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The Compensation Committee establishes and administers the Company's executive compensation program to support the long-term success of the Company.  The objectives of the Committee are to attract and retain high caliber executives, to motivate and reward executives for their performance, and to align the interests of executives with those of the Company's shareholders.  The Committee has set a goal of pay around the median level of the salaries of comparable utility companies.  To ensure that Board of Directors’ objectives are being met, total compensation is organized between base salary and incentive compensation.  Eighty percent of total compensation is paid as base salary.  Twenty percent of total compensation is paid to management only upon achieving performance goals established by the Compensation Committee and approved by the Board of Directors.  The result is a total compensation opportunity significantly dependent upon the Company’s performance. The Committee believes this combination adequately balances all of the objectives for management and is in the best interest of shareholders.

Each element of the cash compensation is determined by the following structure:

Base Salary

Base salary is reviewed and established annually.  The Company tries to ensure that the base salary ranges reflect competitive job market conditions for similarly situated companies in terms of sales, employees and related factors.  In addition, the Committee reviews the salaries paid by similarly situated public utilities.    Adjustments to base salaries are made based on job performance and in relationship to the salaries of the comparable companies.  The Committee’s philosophy generally is to provide a base salary that is at the mid-point of the applicable salary range, particularly in light of the Company’s decision to operate with a minimal number of executive officers by assigning each executive officer multiple functions.

Annual Incentive Compensation

The performance objectives tied to the 20% portion of total possible compensation are based on Company performance, usually in the areas of earnings, financial return calculations, customer growth, customer satisfaction levels, and safety performance.  An executive may earn all or part of their incentive compensation depending on completion of the performance objectives as determined by the Committee, typically after the end of the fiscal year.

The compensation recommendations of the Committee for the executives are reviewed and approved by the full Board of Directors, except that the Chief Executive Officer does not participate in the review or vote on the approval of executive officer compensation.

For 2007, the Committee reviewed the publicly available executive salary data of other publicly held utilities of comparable size. These companies included Chesapeake Utilities, Delta Natural Gas, Energy South, RGC Resources, Maine & Maritimes Corporation and Unitil.   Executive base salaries were increased in 2007 to bring compensation closer to the peer group. While the goal for the executives’ total compensation is to be around the mid-point of the peer group, the Company’s executive salaries are still below that mark.  The Committee will continue to take appropriate steps in future years to reasonably raise salaries to the peer mid-point.   In 2007, 64% of the performance objectives were achieved for the incentive portion of compensation.  Accordingly, the executives were each paid 64% of their available incentive compensation.  The CEO’s total possible compensation was $306,250, of which $284,292 was actually earned.

The Company's executive compensation program does not contain non-cash incentive components such as stock options, excess pension awards or long-term incentive plans.  All executives are covered by the Company's non-contributory defined benefit pension plan and are eligible to participate in the Company's employee stock purchase plan according to terms and conditions applicable to all employees.  To date, the Company has not provided a match for the 401(k) plan for executives.

In 2007 the Compensation Committee considered retaining a compensation consultant to perform a study of executive and director compensation levels at comparable companies in order to establish executive compensation ranges.  In the past, the Committee had reviewed publicly available salary information from other public utilities with the assistance of an outside accounting expert.  Based on its review of the available compensation consultant information and considerations of cost efficiencies, the Committee determined to continue its past practice.  Using a peer group of small electric, gas and combination regulated utility sector companies including Chesapeake Utilities, Delta Natural Gas, Energy South, Maine & Maritimes Corporation, RGC Resources and Unitil, the Committee worked with an outside accountant to generate a report on the salary levels for comparable officers at those companies.  Based on this data, the Committee found that the mid-point of the salary ranges for the comparable officer positions was somewhat higher than current compensation levels for the Company's executives.  The Committee adjusted salaries for the executives in late 2007 for 2008.  The 2007 total salary (including the incentive portion) for each of the CEO, COO and CFO is $284,292, $208,868 and $191,462, respectively.  The Committee has established Company performance goals which must be attained in 2008 in order for the executives to earn the incentive portion of their compensation for 2008.  These goals are consistent with those set for 2007 relating to share performance, financial return calculations, customer growth, customer satisfaction levels and safety performance.

The Committee believes that the total compensation paid to Messrs. English, Bachman and Stein was appropriate in light of the results achieved by the Company under their leadership.

Compensation Committee Report

The Committee reviewed and discussed the foregoing compensation discussion and analysis with Company management.  Based upon this review and discussion, the Committee recommended to the full Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement for filing with the Securities and Exchange Commission.

Paul L. Maddock, Jr., Chairman

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

Summary Compensation Table

The following table summarizes the annual compensation paid to the Company’s chief executive officer and each other executive officer (the “named executive officers”):

Name and Principal Position	Year	Salary ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (1) ($)	Total ($)

John T. English Chairman of the Board, President and Chief Executive Officer	2007 2006	245,000 230,000	39,292 38,640	42,458 53,853	326,750 322,493
George M. Bachman Chief Financial Officer, Secretary and Treasurer	2007 2006	165,000 155,000	26,462 26,040	51,492 59,770	242,954 240,810
Charles L. Stein Senior Vice President and Chief Operating Officer	2007 2006	180,000 170,000	28,868 28,560	148,623 121,653	357,491 320,213

 (1) The aggregate change in the actuarial present value of each officer’s accumulated benefit under all defined benefit and actuarial pension plans.  No portion is due to preferential earnings on compensation that is deferred on a basis that is not tax-qualified.

The Company had no stock option plan or long-term incentive plan for 2006 or 2007.

Employment Agreements

On March 31, 2006, the Company entered into new employment agreements with each of the named executive officers.    Previous employment agreements were in effect June 1, 2003 through May 31, 2006.  In October of 2007, the Company entered into amended Agreements with the executives to address new issues pertaining to Section 409A of the Internal Revenue Code.

The new agreements, approved by the Compensation Committee at its March 2006 meeting, provide for an annual base salary for the named executive officer which salary may be adjusted upward from time to time as the Compensation Committee may determine, but may not be decreased without the executive’s consent.  The agreements provide for the executive’s eligibility for additional compensation under the Company’s incentive compensation plan which provides for a payment of a percentage of executive’s total eligible compensation if certain performance criteria are achieved.  The agreement may be terminated by the named executive officer on 30 days’ notice for any reason.  If the agreement is terminated by the Company without good cause or upon a change of control, or by the executive for good reason, then the executive is entitled to:

•

A lump sum severance payment equal to 2.99 times his base and incentive compensation

•

Continuation of benefits for two years

•

A lump sum payment equal to the actuarial value of 36 months of additional service under the Company’s retirement plan

•

A lump sum payment equal to the cash value of accrued but untaken vacation for the year of his severance

The agreements include gross-up payment provisions to protect the executive from payment of certain excise taxes imposed under the Internal Revenue Code upon a lump sum payment as contemplated by the agreements.

A “change of control” is defined to include a merger; a change in the composition of the Board of Directors such that less than a majority are current directors or directors recommended by at least a majority of the current board; a sale of all or substantially all of the assets of the Company; a shareholder-approved plan of liquidation or dissolution; and acquisition by any person or group of 20 percent or more of the voting securities of the Company.  “Good reason” will exist if the executive’s authority or responsibilities are materially reduced without his consent (and in the case of Mr. English, the failure of the stockholders to re-elect him as a director or his removal as a director) or, in the event of a change of control, a change in location of the Company’s executive offices of more than 100 miles from West Palm Beach.  The agreements include indemnification provisions requiring the Company to indemnify the executive to the fullest extent permitted by the Company’s charter documents.

Retirement Plan

Pension Benefits

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
John T English	Employee’s Pension Plan of Florida Public Utilities	34	1,702,480	0
George M Bachman	Employee’s Pension Plan of Florida Public Utilities	23	429,732	0
Charles L Stein	Employee’s Pension Plan of Florida Public Utilities	28	1,104,393	0

The Company maintains a defined benefit pension plan for substantially all employees hired prior to January 1, 2006, or a later date in 2006, depending upon collective bargaining agreements.  Plan benefits are based on an employee’s years of credited service and average Plan compensation during his highest 3 consecutive years in his last 10 years of service.  The following table shows estimated annual benefits payable upon normal retirement to persons in specified remuneration and year-of-service classifications.

Average Final
Compensation during the
Member's Highest 3 of
the Last 10 Years	Estimated Annual Retirement Benefit at Age 65 in 2008 of a
of Credited Service	Plan Member for Representative Years of Service

	15 Years	20 Years	25 Years	30 Years	35 Years	40 Years
$ 20,000	4,500	6,000	7,500	9,000	10,500	12,000
40,000	9,000	12,000	15,000	18,000	21,000	24,000
60,000	14,400	19,100	23,900	28,700	33,500	38,300
80,000	21,700	28,900	36,200	43,400	50,700	57,900
100,000	29,100	38,700	48,400	58,100	67,800	77,500
120,000	36,400	48,500	60,700	72,800	85,000	97,100
140,000	43,800	58,300	72,900	87,500	102,100	116,700
160,000	51,100	68,100	85,200	102,200	119,300	136,300
180,000	58,500	77,900	97,400	116,900	136,400	155,900
200,000	65,800	87,700	109,700	131,600	153,600	175,500
220,000	73,200	97,500	121,900	146,300	170,700	195,100
230,000 and above	76,800	102,400	128,100	153,700	179,300	204,900

Compensation under the Plan is the regular salary paid to an employee for service rendered to the Corporation, including commissions but excluding any bonuses and pay for overtime or special pay.  Mr. Bachman, Mr. English, and Mr. Stein have completed 23, 34 and 28 years of credited service, respectively, in the Plan.

The benefits shown in the above table are straight-life annuity amounts for a plan member retiring at age 65 in 2008 with the indicated years of service.  They are not subject to any deduction for Social Security or other offset amounts.  The benefit formula is dependent in part on each employee’s Social Security Covered Compensation, which varies by year of birth and is an average of Social Security taxable wage bases.

The normal retirement date is the first day of the month that falls on or follows the date on the employee reaches age 65, or the fifth anniversary of participation in the Plan, if later than age 65.  At that time the annual benefit, payable monthly, is computed as follows:

1.50% of the Average Final Compensation multiplied by the years of Credited Service, plus

0.95% of the Average Final Compensation that is in excess of the amount of Covered Compensation multiplied by the years of your Credited Service.

An employee may retire before the normal retirement date if they have reached age 55 and completed 10 years of Credited Service. The benefit will be actuarially reduced to reflect the longer period of time that the employee will be receiving the benefits than if the payments had started at normal retirement age.  However, if the employee has 30 years of Credited Service, there is only a reduction if the employee collects benefits before age 60.

Mr. English and Mr. Stein are currently eligible for early retirement benefits under the Plan.  Mr. English would receive the entire amount of benefit without reduction, since he has over 30 years of Credited Service.   Mr. Stein would receive a reduction of 35% from the calculated benefit since he has less than 30 years of Credited Service.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The current members of the Board of Directors’ Compensation Committee are Paul L. Maddock, Jr., Richard C. Hitchins and Troy W. Maschmeyer, Jr.  None of the members of the Compensation Committee is a current or former officer or employee of the Company or its subsidiary, or has any relationship requiring disclosure under Item 404 of Regulation S-K.  In addition, no executive officer or director of the Company serves on the board of directors or compensation committee of another company where an executive officer or director of the other company also serves on the Board of Directors or Compensation Committee of the Company.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

The following chart sets forth those persons known to the Company to be the beneficial owners of more than five percent of the Company's common stock and of the Company’s directors and named executive officers based on 6,187,175 shares issued and outstanding as of March 15, 2008.  Except as otherwise provided, stock ownership is as of March 15, 2008 and the address of each person listed is 401 South Dixie Highway, West Palm Beach, Florida 33401:

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class

Gabelli Funds Inc. et al	590,967 Direct (1)	9.55%
One Corporate Center

   Rye, New York 10580-1434

Ellen Terry Benoit

Paul L. Maddock, Jr.

Richard C. Hitchins

Troy W. Maschmeyer, Jr.

Dennis S. Hudson III

John T. English

Charles L. Stein

George M. Bachman

All directors and officers as a group     (8) persons

	219,578 Direct 40,733 Direct 6,955 Direct 1,630 Direct 1,228 Direct 30,173 Direct 22,115 Direct 14,258 Direct 335,670	3.55% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% Less than 1% 5.43%

(1)

As reported to the Company by GAMCO Investors, Inc. and its affiliates as of January 18, 2008

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The firm of BDO Seidman, LLP, served as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and has been appointed to serve for the fiscal year ending December 31, 2008.  Representatives of BDO Seidman, LLP are expected to be present at the Annual Meeting and will have the opportunity to make a statement if they so desire and are expected to respond to appropriate questions from shareholders.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table presents fees for professional services rendered by BDO Seidman, LLP (“BDO Seidman”) for the fiscal years ended December 31, 2007 and 2006:

		2007	2006

Audit Fees		$240,000	$220,000
Audit Related Fees		0	0
Tax Fees		0	0
All Other Fees – 401(k) & Pension Audits		32,500	0
	Total	$272,500	$220,000

The Audit Committee has adopted a policy regarding the pre-approval of audit and permitted non-audit services to be performed by the Company’s independent auditors.  On an annual basis, the Committee will consider and, if appropriate, approve the provision of audit and non-audit services.  Thereafter during the year, the Audit Committee will consider as necessary the provision of any additional audit and non-audit services, which are not encompassed by the annual pre-approval.  The Committee has delegated to the Chair of the Audit Committee the authority to pre-approve, on a case-by-case basis, non-audit services to be performed by BDO Seidman which are not encompassed by the Audit Committee’s pre-approval, provided that the Chair shall report any decisions to pre-approve such services to the full Committee at its next regular meeting.  There were no non-audit services provided by BDO Seidman during the 2007 fiscal year which required consideration of the compatibility of the provision of such services with BDO Seidman’s independence.

AUDIT COMMITTEE REPORT

In discharging its oversight responsibility as to the audit process, the Committee obtained from the Company’s independent registered public accounting firm, BDO Seidman, LLP, a formal written statement describing all relationships between BDO Seidman and the Company that might bear on BDO Seidman’s independence, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees;” discussed with BDO Seidman any relationships that may impair their objectivity and independence; and satisfied itself as to the BDO Seidman’s independence.  The Committee also discussed with management and BDO Seidman the quality and adequacy of the Company’s internal control over financial reporting.  The Committee reviewed with BDO Seidman their audit plans, audit scope, and identification of audit risks.

The Committee discussed and reviewed with BDO Seidman all communications required by generally accepted auditing standards, including those described in Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and with and without management present, discussed and reviewed the results of BDO Seidman’s examination of the financial statements.

The Committee reviewed the audited financial statements of the Company as of and for the fiscal year ended December 31, 2007, with management and with BDO Seidman.

Based on these reviews and discussions, the Committee recommended to the Board of Directors that the Company’s 2007 audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2007, for filing with the Securities and Exchange Commission.

Date:  March 11, 2008

 Richard C. Hitchins, Chairman

 Paul L. Maddock, Jr.

 Dennis S. Hudson III

Proposal 2:

Amendment of Employee Stock Purchase Plan

Increase in Number of Available Shares

Shareholders of the Company are being asked to approve an amendment of the Company’s Employee Stock Purchase Plan (“ESPP”) increasing the number of shares available under the Plan by 125,000 shares. The ESPP was originally adopted effective July 1, 1966. It was approved by the Company’s shareholders on April 19, 1966.  Subject to the approval of the shareholders, the ESPP may be amended to increase the number of shares available under the Plan.  In March of 2005, the Board of Directors approved an amendment to increase the number of shares available under the Plan to 100,000.  This amendment was approved by the Company’s shareholders at the 2005 annual meeting of shareholders.  The number of shares remaining available under the Plan as of December 31, 2007 was 24,059.  Accordingly, on March 11, 2008, the Board of Directors of the Company approved an amendment to the ESPP to increase the number of shares available in the Plan by 125,000 shares, subject to shareholder approval of the amendment.  In the event that shareholder approval is not obtained, the ESPP will be terminated when all currently available shares have been utilized under the Plan.

The ESPP is designed to allow eligible employees of the Company to purchase shares of common stock at six-month intervals through accumulated periodic payroll deductions under the Plan. The following is a summary of the principal features of the Plan. Any shareholder who wishes to obtain a copy of the actual Plan document may do so upon written request to the Corporate Secretary, 401 South Dixie Highway, West Palm Beach, Florida 33401.

Administration. The ESPP is administered by the Treasurer of the Company.

Securities Subject to the ESPP. The number of shares of common stock reserved for issuance under the ESPP was 100,000 prior to the Board’s amendment increasing the authorized shares to 225,000.

Eligibility and Participation. Company employees who have completed six months of service with the Company, work over 20 hours per week and are employed by the Company for over five months per calendar year are eligible to participate in the ESPP.  As of March 15, 2008, there were approximately 340 employees eligible to participate in the ESPP, including the Company’s named executive officers. Participation by such employees is entirely voluntary.

Offering Periods and Purchase Options. Shares of the Company’s common stock will be offered under the ESPP through a series of offering periods of six months each. The six-month periods of January 1 to June 30 and July 1 to December 31, are the offering periods during which payroll deductions will be accumulated under the ESPP. At the time the participant joins the offering period, he or she will be granted an option to purchase Company common stock on the last day of such offering period at 85% of the closing price for the common stock on the American Stock Exchange on the day the option is granted, subject to certain limitations imposed by Section 423 of the Internal Revenue Code of 1986, as amended. On March 15, 2008, the closing price of the common stock on the American Stock Exchange was $11.63.

Each employee who continues to be a participant in the ESPP on the last day of the offering period shall be deemed to have exercised the option provided the option price is not greater than the closing price on the American Stock Exchange on such date. The participant will be deemed to have purchased such number of common stock shares as the participant’s accumulated payroll deductions will pay for at such option price.

Payroll Deductions. Each participant may authorize periodic payroll deductions of up to 15% of his or her regular pay for purposes of the Plan purchases.

Withdrawals. A participant may withdraw from the ESPP at any time prior to the last day of each offering period by delivering notice to the Company. A participant’s rights will automatically terminate upon the participant ceasing to be an employee of the Company. Upon termination all payroll deductions will be refunded to the participant.

Amendment and Termination. The Board of Directors of the Company may amend or terminate the ESPP at any time, provided that material amendments are approved by the shareholders of the Company. The Plan will terminate upon the date on which all shares available for issuance thereunder are sold pursuant to exercised options.

Federal Tax Consequences. The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Internal Revenue Code. Under a plan which so qualifies, no taxable income will be recognized by a participant and no deductions will be allowable to FPU upon either the grant or the exercise of the options. Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the Plan or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two years after his or her entry date into the offering period in which the shares were acquired or within one year after the purchase date on which those shares were actually acquired, then the participant will recognize ordinary income in the year of sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction for the taxable year in which such disposition occurs, equal in amount to such excess.

If the participant sells or disposes of the purchased shares more than two years after his or her entry date into the offering period in which the shares were acquired and more than one year after the purchase date of the shares, then the participant will recognize ordinary income in the year of sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeded the purchase price paid for those shares or (ii) the excess of the fair market value of the shares on the participant’s entry date into that offering period over the purchase price which would have been paid for those shares had they been purchased on such entry date; and any additional gain upon the disposition will be taxed as a long-term capital gain. The Company will not be entitled to an income tax deduction with respect to such disposition.

If the participant still owns the purchased shares at the time of his or her death, the personal representative of the participant’s estate must report as ordinary income in the year of the participant’s death the lesser of (i) the amount by which the fair market value of the shares on the date of death exceeds the purchase price or (ii) the excess of the fair market value of the shares on the start date of the offering period in which those shares were acquired over the purchase price which would have been paid for those shares had they been purchased on that start date.

Accounting Treatment. Under the accounting principles which are now applicable to employee stock purchase plans such as the ESPP, the fair value of the discount for the stock purchased which is purchased under the ESPP is charged as a direct compensation expense to the Company’s reported earnings over the discount period to which that option pertains. The fair value of the stock purchased is determined as of its purchase date.

The Board of Directors unanimously recommends a vote “FOR”
approval of the amendment to the Employee Stock Purchase Plan.

Proposal 3:

Ratification of Appointment

Independent Registered Public Accounting Firm

The Audit Committee has appointed the independent registered public accounting firm of BDO Seidman, LLP to audit the accounts of the Company for the fiscal year ending December 31, 2008.  Although this appointment is not required to be submitted to a vote of our shareholders, the Board of Directors believes it is appropriate to request that shareholders ratify this appointment   If the shareholders do not ratify the appointment of BDO Seidman, the Audit Committee will investigate the reasons for shareholder rejection and the appointment will be reconsidered by the Audit Committee.

The Board of Directors unanimously recommends a vote “FOR”

ratification of the appointment of BDO Seidman, LLP.

SHAREHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

Shareholder proposals intended to be presented at FPU’s 2009 annual meeting of shareholders must be received by us by December 3, 2008 for inclusion in our proxy statement and form of proxy card for that meeting pursuant to SEC Rule 14a-8.  In order for a shareholder to bring other business before the 2009 annual meeting, we must receive timely advance notice of such business no later than February 13, 2009.

COMMUNICATING WITH THE COMPANY’S BOARD OF DIRECTORS

Shareholders can communicate with the members of the Company’s Board of Directors by writing to:  Board of Directors, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.  If a shareholder wishes to communicate with an individual director, the addressee should be the name of such director.  At each Audit Committee meeting, the Secretary delivers to the Chairman of the Audit Committee all communications addressed to the Board of Directors received since the last meeting.

HOUSEHOLDING OF PROXIES

In accordance with SEC rules, the Company and some brokers may satisfy delivery requirements for annual reports and proxy statements with respect to two or more stockholders sharing the same address by delivering a single annual report and/or proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.  Once you have received notice from the Company or your broker that materials will be householded to your address, householding will continue until you are notified otherwise or until you revoke your consent.  If, at any time, you no longer wish to participate in householding and would prefer to receive a separate annual report and/or proxy statement in the future, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company, or at any time request a separate copy of our annual report or proxy statement, by sending a written request to Secretary, Florida Public Utilities Company, 401 South Dixie Highway, West Palm Beach, Florida 33401.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the 2008 Annual Meeting.  If any other matter shall properly come before the meeting, the persons named in the accompanying proxy card intend to vote on such matter in accordance with their judgment.

0

FLORIDA PUBLIC UTILITIES COMPANY

Solicited on Behalf of the Board of Directors

The undersigned hereby appoints John T. English and George M. Bachman, or any one of them with power of substitution in each, proxies to vote all Common Stock of Florida Public Utilities Company which the undersigned may be entitled to vote at the Annual Meeting of Shareholders of said Company to be held on Tuesday, May 13, 2008, or any adjournment thereof, as designated on the reverse side.

The shares represented by this proxy will be voted as directed by the undersigned on the reverse side. If not otherwise directed, this proxy will be voted FOR the election of directors Paul L. Maddock, Jr. and Dennis S. Hudson III, FOR approval of the amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of common stock and FOR ratification of the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm for 2008.

(Continued, and to be signed and dated on the reverse side.)

14475

ANNUAL MEETING OF SHAREHOLDERS OF

FLORIDA PUBLIC UTILITIES COMPANY

May 13, 2008

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20230000000000000000 0 050807

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS, "FOR" AN AMENDMENT TO INCREASE THE NUMBER OF SHARES IN THE COMPANY'S EMPLOYEE STOCK PURCHASE PLAN AND "FOR" RATIFICATION OF BDO SEIDMAN AS THE COMPANY'S REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM FOR 2008.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect two directors:

NOMINEES:
- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

○ Paul L. Maddock, Jr.
○ Dennis S. Hudson III

INSTRUCTION: **To withhold authority to vote for any individual nominee, mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: ●**

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

	FOR	AGAINST	ABSTAIN
2. To approve an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares of common stock available in this plan by 125,000 shares.	☐	☐	☐
3. To ratify the appointment of BDO Seidman, LLP as the Company's registered independent public accounting firm for 2008.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon any other business which may properly come before the meeting and all adjournments thereof.

Signature of Shareholder ______ Date: ______ Signature of Shareholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.